Exhibit 10(iii)A(3)

AMENDMENT No. 3
TO
ACUITY BRANDS, INC
AMENDED AND RESTATED SEVERANCE AGREEMENT

THIS AMENDMENT made and entered into as of the 28th day of March, 2014, by and between ACUITY BRANDS, INC. (the “Company”) and MARK A. BLACK (“Executive”);

W I T N E S S E T H

WHEREAS, the Company and Executive entered into a Severance Agreement, dated as of November 19, 2008 (“Severance Agreement”), and amended as of October 28, 2009 and March 30, 2010, providing for the payment of certain compensation and benefits to Executive if Executive’s employment is terminated under certain circumstances; and

WHEREAS, the parties now desire to amend the Severance Agreement in the manner hereinafter provided;

NOW, THEREFORE, the Severance Agreement is hereby amended, as follows:

1.
Section 2 is hereby amended by adding the following:
2.10    “Change in Control”. - For purposes of this Agreement, a “Change in Control” shall mean any of the following events:
(a)    The acquisition (other than from the Company in an acquisition that is approved by the Incumbent Board, as defined herein) by any “Person” (as the term person is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), of beneficial ownership (within the meaning of Rule 13-d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting securities; or
(b)     The individuals who, as of March 28, 2014, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or
(c)    Consummation of a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than sixty percent (60%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or
(d)    a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

Exhibit 10(iii)A(3)

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to Section 2.10, solely because twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.
2.11    “Good Reason” - A “Good Reason” for termination by Executive of Executive’s employment with the Company shall mean the occurrence during the Term after a Change in Control (without Executive’s express consent) of any of the following acts by the Company, or failures by the Company to act, and such act or failure to act has not been corrected within thirty (30) days after written notice of such act, or failure to act, is given by Executive to the Company:
(a)    an adverse change in Executive’s title or position in the Company from Executive’s title or position immediately prior to the Change in Control which represents a demotion;
(b)    the Company’s requiring Executive to be based more than 50 miles from the primary workplace where Executive is based immediately prior to the Change in Control, except for reasonably required travel on the Company’s business which is not significantly greater than such travel requirements prior to the Change in Control;
(c)    a reduction in base salary and target bonus opportunity (not the bonus actually earned) below the level in effect immediately prior to the Change in Control, unless such reduction is consistent with reductions being made at the same time for other officers of the Company in comparable positions;
(d)     a material reduction in the aggregate benefits provided to Executive by the Company under its “employee benefits plans,” as defined in Section 3(3) of ERISA, immediately prior to the Change in Control, except in connection with a reduction in such benefits which is consistent with reductions being made at the same time for other officers of the Company in comparable positions;
(e)    an insolvency or bankruptcy filing by the Company; or
(f)    a material breach by the Company of this Agreement.
2.
Section 4 is hereby amended by deleting the header and first paragraph of Section 4 and substituting the following in lieu thereof:

4.	Benefits upon involuntary termination without cause by the company or for good reason
If Executive’s employment is involuntarily terminated by the Company during the term of this Agreement without Cause (and such termination does not arise as a result of Executive’s death or Disability), or if Executive terminates his employment for Good Reason, the Executive shall be entitled to the compensation and benefits described below, provided that Executive, as described in Section 4.7, executes a valid release of claims in such form as may be required by the Company. In the event Executive is terminated without Cause, the Company may, in its discretion and to provide equitable treatment, grant benefits to Executive in addition to those provided below in circumstances where Executive suffers a diminution of projected benefits as a result of Executive’s termination prior to attainment of age 65, including without limitation, additional retirement benefits, provided that

Exhibit 10(iii)A(3)

any such grant of additional benefits shall be consistent with the requirements of Section 409A and no such grant shall be made which would violate Section 409A and the regulations and rulings thereunder.
3.
Section 4.2 is hereby amended by deleting “65%” from clause (i) and substituting “80%” in lieu thereof.
4.
Section 4.3 is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:
4.3    Restricted Stock. Any Restricted Stock granted to Executive under the Acuity Brands, Inc. 2012 Omnibus Stock Incentive Compensation Plan (“EIP”) for which the specific performance targets have been achieved and a Vesting Start Date (as defined in the agreement granting the Restricted Stock to Executive, the “Restricted Stock Agreement”) has been established as of Executive’s Date of Termination shall become fully vested and nonforfeitable as of Executive’s Date of Termination and subject to the proviso at the end of this sentence, all Restricted Stock for which a Vesting Start Date has not been established shall be immediately forfeited; provided, that if the Restricted Stock Agreement granting the Restricted Stock to Executive provides for more favorable continued vesting after Executive’s Date of Termination, the provisions of such Restricted Stock Agreement shall apply to the vesting of Executive’s Restricted Stock after Executive’s termination. The Vested Value (as defined in the Restricted Stock Agreement) of the shares of Restricted Stock vesting pursuant to this Section 4.3 shall be delivered to Executive in the manner provided in Section 3 of the Restricted Stock Agreement within ten (10) days of Executive’s Date of Termination, using Executive’s Date of Termination as the date for determining the Vested Value.
5.
This Amendment to the Severance Agreement shall be effective as of the date of this Amendment. Except as hereby modified, the Severance Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

COMPANY

EXECUTIVE                     ACUITY BRANDS, INC.

/s/ Mark A. Black         By: /s/ Vernon J. Nagel
MARK A. BLACK                Vernon J. Nagel
Chairman, President and CEO